Exhibit 10.17

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Third Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 16th day of June, 2022, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and GROVE COLLABORATIVE, INC., a Delaware public benefit corporation, formerly known as Treehouse Merger Sub II, LLC, a Delaware limited liability company (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of July 29, 2020, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of April 30, 2021, as further amended by that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 9, 2022, and as affected by that certain Assumption Agreement dated as of the date hereof (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2 (Financial Statements, Reports). Clauses (c), (e), (f), (g), (h), (i), and (j) of Section 6.2 of the Loan Agreement are deleted in their entirety and replaced with the following:

“(c) as soon as available, but no later than thirty (30) days after the last day of each month, a company-prepared consolidated and consolidating (if applicable) balance sheet and income statement covering Holdings’ consolidated operations and key performance indicators for such month in a form acceptable to Bank (the “Monthly Financial Statements”); provided, that, for the month ending on May 31, 2022, the Monthly Financial Statements shall cover the Borrower’s (rather than Holdings’) consolidated operations and key performance indicators for such month;”

“(e) as soon as available but no later than the earlier of forty-five (45) days after the last day of the fiscal year of Holdings or forty-five (45) days after approval by the Board, and within seven (7) days of any Board-approved updates or amendments thereto, (1) annual consolidated operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Holdings, and (2) annual consolidated financial projections for the following fiscal year (on a monthly or quarterly basis), in each case as approved by the Board and commensurate in form and substance with those provided to the Board, together with any related business forecasts used in the preparation of such annual financial projections;”

“(f) as soon as available, and in any event within two hundred ten (210) days after the last day of Holdings’ fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (provided, however, Holdings’ unqualified opinion on financial statements may contain a qualification as to going concern typical for venture backed companies similar to Holdings) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;”

“(g) in the event that Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower and/or any Guarantor posts such documents, or provides a link thereto, on Borrower’s and/or any Guarantor’s website on the internet at Borrower’s and/or such Guarantor’s website address; provided, however, Borrower and/or such Guarantor, as applicable, shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;”

“(h) within five (5) Business Days of delivery by Holdings, copies of all material statements, reports and notices made generally available by Holdings to Holdings’ security holders or to any holders of Subordinated Debt;”

“(i) prompt report of any legal actions pending or threatened in writing against Holdings or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One Million Five Hundred Thousand Dollars ($1,500,000) or more;”

“(j) promptly, from time to time, such other information regarding Holdings, Borrower or compliance with the terms of any Loan Documents as reasonably requested by Bank; and”

2.2 Section 13 (Definitions). The defined term “Permitted Indebtedness” set forth in Section 13.1 of the Loan Agreement is amended to delete clause (g) in its entirety and replace it with the following:

“(g) (i) Borrower’s credit cards maintained with third parties in the ordinary course of Borrower’s business, provided that the aggregate credit limits available thereunder do not exceed One Million Five Hundred Thousand Dollars ($1,500,000) at any time and (ii) Indebtedness owed to any Person consisting of unpaid premiums for insurance (including property, casualty, business interruption, directors and officers or liability insurance) of Holdings, the Borrower or any of their respective Subsidiaries; provided such insurance financing arrangement has been approved in writing by Bank;”

2.3 Section 13 (Definitions). The defined term “Permitted Liens” set forth in Section 13.1 of the Loan Agreement is amended to add the following new clause (k) thereto immediately following clause (j):

“(k) Liens on rights under insurance policies and the premiums and proceeds thereof securing obligations permitted by clause (g)(ii) of the definition of “Permitted Indebtedness”.”

2.4 Section 13 (Definitions). The defined term “Holdings” set forth in Section 13.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

““Holdings” is Grove Collaborative Holdings, Inc., a Delaware public benefit corporation, formerly known as Virgin Group Acquisition Corp. II, a Cayman Islands exempted company, and its successors and permitted assigns.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on or around the date hereof are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower, or applicable consents or waivers have been obtained;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Loan Documents. Borrower has read this Amendment and consents to the terms hereof and further acknowledges and confirms that all of its obligations under the Loan Agreement and the other Loan Documents are in full force and effect in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment.

6. Mezzanine Loan Agreement. Bank hereby consents to the amendments and waivers contained in the Second Amendment to Mezzanine Loan and Security Agreement executed in connection herewith.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

9. Effectiveness. As a condition precedent to the effectiveness of this Amendment, Bank shall have received the following documents prior to or concurrently with this Amendment, each in form and substance reasonably satisfactory to Bank:

9.1 This Amendment, the Unconditional Secured Guaranty and Pledge Agreement, the Assumption Agreement, the Corporate Borrowing Certificate and the Guarantor’s Certificate to Guaranty, each duly executed on behalf of the parties hereto and thereto;

9.2 the duly executed Second Amendment to Mezzanine Loan and Security Agreement and satisfaction of all conditions precedent to the effectiveness thereof therein; and

9.3 such other documents as Bank may reasonably request to effectuate the terms of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		GROVE COLLABORATIVE, INC.

By:	/s/ Jeff Sereno	By:	/s/ Stuart Landesberg
Name:	Jeff Sereno	Name:	Stuart Landesberg
Title:	Vice President	Title:	Chief Executive Officer

[Signature Page to Third Amendment to

Second Amended and Restated Loan and Security Agreement]